Exhibit 4.2

AMENDMENT NO. 4 AND JOINDER

TO

FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement (this “Amendment”) is dated as of June 19, 2012 by and between NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”) and the general partner of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and NGP M&R HS LP LLC, a Delaware limited liability company  (“NGP”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Rights Agreement (as defined below).

R E C I T A L S

WHEREAS, the Partnership is party to that certain First Amended and Restated Registration Rights Agreement dated as of October 3, 2011, as amended by Amendment No. 1 dated November 1, 2011, Amendment No. 2 dated January 3, 2012 and Amendment No. 3 dated May 1, 2012 (as amended, the “Registration Rights Agreement”);

WHEREAS, reference is hereby made to that certain Agreement and Plan of Merger, dated as of May 18, 2012, by and among the Partnership, High Sierra Energy, LP, a Delaware limited partnership (“High Sierra”), and the other parties thereto (as amended, restated, supplemented or otherwise modified, the “Merger Agreement”), pursuant to which NGP will receive Common Units in connection with the consummation of the transactions contemplated thereunder;

WHEREAS, the execution and delivery of this Amendment is a condition precedent to the consummation of the transactions contemplated under the Merger Agreement;

WHEREAS, pursuant to Section 6(c) of the Registration Rights Agreement, the General Partner may make certain amendments to the Registration Rights Agreement in its sole discretion and without any further approval rights or action by or on behalf of the Holders in connection with the issuance by the Partnership of any Common Units in connection with an acquisition or similar transaction involving the Partnership; and

WHEREAS, the General Partner desires to join NGP as a party thereto in a capacity as a Rights Holder and amend the Registration Rights Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree:

1.             Amendment of Registration Rights Agreement.

(a)           The fourth sentence of the definition of “Affiliate” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything in the foregoing to the contrary, HOH and its respective Affiliates (other than the General Partner or any Group Member), on the one hand, NGL Holdings and its Affiliates (other than the General Partner or any Group Member), on another hand, the IEP Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, the Osterman Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, SemStream and its Affiliates (other than the General Partner or any Group Member), on another hand, the Pacer Propane Group and their respective Affiliates, on another hand, Downeast and its Affiliates (other than the General Partner or any Group Member), on another hand, and NGP and its Affiliates (other than the General Partner or any Group Member), on another hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the General Partner or any Affiliate (disregarding the immediately preceding sentence) of any Group Member or the General Partner.

(b)           The definitions of “Significant Holder” and “Transaction Documents” set forth in Section 1 of the Registration Rights Agreement are hereby amended and restated in their entirety to read as follows:

“Significant Holder” means each of (i) NGL Holdings, (ii) HOH, (iii) the IEP Group, (iv) the Osterman Group (acting together in their capacities as Holders) (v) SemStream, (vi) the Pacer Propane Group (acting together in their capacities as Holders), (vii) Downeast and (viii) NGP, in each case only for so long as such Significant Holder continues to hold a Requisite Ownership Threshold.

“Transaction Documents” means (i) the Partnership Agreement, (ii) the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of October 14, 2010, as amended from time to time, (iii) with respect to the Initial Holders, the Contribution, Purchase and Sale Agreement, (iv) with respect to the Osterman Group, the Contribution and Sale Agreement, (v) with respect to SemStream, the SemStream—NGL Contribution Agreement, (vi) with respect to the Pacer Propane Group, the Pacer—NGL Contribution Agreements, (vii) with respect to Downeast, the Downeast—NGL Contribution Agreement and (viii) with respect to NGP, the High Sierra—NGL Merger Agreement.

(c)           Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions of “NGP” and “High Sierra—NGL Merger Agreement” thereto:

“NGP” means NGP M&R HS LP LLC, a Delaware limited liability company.

“High Sierra—NGL Merger Agreement” means the Agreement and Plan of Merger, dated as of May 18, 2012, by and among the Partnership, High Sierra Energy, LP, a Delaware limited partnership, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

(d)           Section 2(a)(iii) of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (A) one (1) Demand Registration by each Significant Holder other than SemStream, which shall have two (2) Demand Registrations; (B) nine (9) Demand Registrations in total; (C) one (1) Demand Registration on Form S-1 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period; or (D) two (2) Demand Registrations on Form S-3 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period.

2.             Joinder.

(a)           NGP acknowledges receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, by execution of this Amendment does hereby agree to be bound by the terms, conditions and agreements contained therein in its capacity as a Rights Holder thereunder.

(b)           By execution hereof, the General Partner hereby (i) accepts NGP’s agreement to be bound by the Registration Rights Agreement, (ii) covenants and agrees that the Registration Rights Agreement is hereby amended to include NGP as a party in a capacity as a Rights Holder and (iii) agrees that NGP shall have all rights provided to a Rights Holder under the Registration Rights Agreement.

3.             Miscellaneous.

(a)           From and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Registration Rights Agreement as amended hereby.

(b)           Except as specifically set forth above, the Registration Rights Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c)           This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement on the date first written above.

NGL ENERGY HOLDINGS LLC

By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

NGP M&R HS LP LLC

By:	/s/ John T. Raymond
Name:	John T. Raymond
Title:	CEO

Signature Page to Amendment No. 4 and Joinder to Registration Rights Agreement